Exhibit 99.4

For Immediate Release	Media Contact:	Corporate Communications
+852 2252 1299

LEHMAN BROTHERS ASIA PRESS RELEASE

HONG KONG, 16 September 2008 — Lehman Brothers Asia Limited, Lehman Brothers Securities Asia Limited and Lehman Brothers Futures Asia Limited have suspended its operations with immediate effect, including ceasing to trade on the Hong Kong Securities Exchange and Hong Kong Futures Exchange, until further notice.

Our asset management company, Lehman Brothers Asset Management Limited will continue to operate on a business as usual basis.

A further notice concerning the retail structured products issued by and/or arranged by any Lehman Brothers group company will be issued as soon as possible.

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